UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2025
Date of Report (Date of earliest event reported)

Commission File Number
Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Address of principal executive offices
Registrant’s telephone number, including area code
IRS Employer Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Securities registered pursuant to Section 12(b) of the Act:
PACIFICORP	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On March 20, 2025, PacifiCorp completed the sale of $850 million in aggregate principal amount of 7.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due September 15, 2055 (the "Notes").

The Indenture, dated as of March 20, 2025, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 20, 2025, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 7.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, are each attached as exhibits under Item 9.01.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

1.1    Underwriting Agreement, dated as of March 18, 2025.

4.1    Indenture, dated as of March 20, 2025, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2     First Supplemental Indenture, dated as of March 20, 2025, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 7.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (including the form of the Notes).
5.1    Opinion of Perkins Coie LLP.

23.1    Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP

Date: March 20, 2025	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Senior Vice President and Chief Financial Officer

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